                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             CALIFORNIA INDEPENDENT BANCORP
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         None
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         None
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         Schedule 14A
         -----------------------------------------------------------------------
     (3) Filing Party:
         California Independent Bancorp
         -----------------------------------------------------------------------
     (4) Date Filed:
         April 3, 1998
         -----------------------------------------------------------------------

                         CALIFORNIA INDEPENDENT BANCORP
                          1227 BRIDGE STREET, SUITE C
                          YUBA CITY, CALIFORNIA 95991
                                 (916) 674-4444

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 20, 1998
                                   6:00 P.M.

                            ------------------------

    The Annual Meeting of Shareholders of California Independent Bancorp, a California corporation (the "Company") and the bank holding company for Feather River State Bank (the "Bank"), will be held at the Bank, 777 Colusa Avenue, Yuba City, California, on Wednesday, May 20, 1998 at 6:00 P.M., for the following purposes:

    1. To elect nine directors. The names of the nominees for the Board of Directors of California Independent Bancorp are set forth in the accompanying proxy statement.

    2. To ratify the appointment of Arthur Andersen LLP to audit the financial statements of California Independent Bancorp for the year ending December 31, 1998.

    3. To consider and transact such other business as may properly be brought before the meeting and any adjournment or adjournments thereof.

    The foregoing proposals are more fully described in the accompanying Proxy Statement to which your attention is invited.

    Shareholders of record at the close of business on March 23, 1998 are entitled to notice of and to vote at the meeting.

    Provisions of the Bylaws of California Independent Bancorp govern nominations for election of members of the Board of Directors as follows:

    NOMINATIONS OF DIRECTORS. Nominations for election of members of the board may be made by the board or by any holder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors. Notice of intention to make any nominations (other than for persons named in the notice of the meeting called for the election of directors) shall be made in writing and shall be delivered or mailed to the president of the corporation by the later of: (i) the close of business twenty-one (21) days prior to any meeting of shareholders called for the election of directors; or (ii) ten (10) days after the date of mailing of notice of the meeting to shareholders. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the corporation owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; (e) the number of shares of capital stock of the corporation owned by the notifying shareholder; (f) the number of shares of capital stock of any bank, bank holding company, savings and loan association or other depository institution owned beneficially by the nominee or by the notifying shareholder; and (g) whether the proposed nominee has ever been convicted or pleaded nolo contendere to any criminal offense involving dishonesty or breach of trust, filed a petition in bankruptcy or been adjudged bankrupt. The notification shall be signed by the nominating shareholder and by each nominee, and shall be accompanied by a written consent to be named as a nominee for election as a director from each proposed nominee. Nominations not made in accordance with these procedures shall be disregarded by the chairperson of the meeting, and upon his or her instructions, the inspectors of election shall disregard all votes cast for each such nominee. The foregoing requirements do not apply to the nomination of a person to replace a proposed nominee who has become unable to serve as a director between the last day for giving notice in accordance with this paragraph and the date of election of directors if the procedure called for in this paragraph was followed with respect to the nomination of the proposed nominee.

    All shareholders are cordially invited to attend the Meeting in person. To insure your representation at the Meeting, you are requested to date, execute and return the enclosed proxy card, without delay, in the enclosed postage-paid envelope whether or not you plan to attend the Meeting. Any shareholder present at the Meeting may vote personally on all matters brought before the meeting in which event your proxy will not be used.

                                          By Order of the Board of Directors,

                                          /s/  ANNETTE DIER BERTOLINI
                                          --------------------------------------

                                          Annette Dier Bertolini, SECRETARY

April 3, 1998
Yuba City, California

    WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                         CALIFORNIA INDEPENDENT BANCORP

                                ----------------

                                PROXY STATEMENT

                             ---------------------

                          INFORMATION CONCERNING PROXY

    The following information is furnished in connection with the solicitation of the enclosed proxy by and on behalf of California Independent Bancorp (the "Company"), the bank holding company for Feather River State Bank (the "Bank"), for use at the Annual Meeting of Shareholders of the Company to be held at the Bank, 777 Colusa Avenue, Yuba City, California on Wednesday, May 20, 1998 at 6:00 P.M., and at any adjournment or adjournments thereof (the "Meeting"). (References to the Company include the Bank.)

    As many of our shareholders are unable to personally attend the Meeting, the Company solicits proxies so that each shareholder is given an opportunity to vote. Shares represented by duly executed proxies in the accompanying form received by management prior to the Meeting will be voted at the Meeting. A shareholder executing and delivering the enclosed proxy may revoke such proxy at any time prior to exercise of the authority thereby given. A proxy may be revoked (i) by written notice to Annette Dier Bertolini, Secretary of the Company; (ii) by a subsequently dated proxy; or (iii) by attending the Meeting and voting by ballot. If a shareholder specifies a choice with respect to any matter to be acted upon by means of the ballot provided in the accompanying form of proxy, the shares will be voted accordingly. If no specification is made, the shares represented by this proxy will be voted in favor of election of the nominees specified and in favor of the specified proposals. A shareholder who attends the Meeting may vote by ballot at the Meeting, thereby canceling any proxy the shareholder may previously have given.

    The Proxy Committee is composed of three directors of the Company, David A. Offutt, Louis F. Tarke and William H. Gilbert, who will vote all shares of Common Stock represented by the proxies. However, the Proxy Committee cannot vote the shares of a shareholder unless the shareholder signs and returns a proxy. Proxy cards also confer upon the Proxy Committee discretionary authority to vote the shares represented thereby on any matter that was not known at the time this Proxy Statement was mailed which may properly be presented for action at the Meeting and may include: approval of minutes of the prior annual meeting which will not constitute ratification of the actions taken at such meeting; action with respect to procedural matters pertaining to the conduct of the Meeting; and election of any persons to any office for which a bona fide nominee is named herein if such nominee is unable to serve or for good cause will not serve.

    The principal solicitation of proxies is being made by mail. However, additional solicitations may be made by telephone, telegraph or personal visits by directors, officers and employees of the Company or Bank. The Company may, at its discretion, engage the services of a proxy solicitation firm to assist in the solicitation of proxies. The total expense of this solicitation will be borne by the Company and will include reimbursement paid to brokerage firms and others for their expenses in forwarding soliciting material and such expenses as may be paid to any proxy soliciting firm engaged by the Company. This Proxy Statement and the accompanying form of proxy are being mailed to shareholders on or about April 3, 1998.

    The proxy card makes provisions to enable you to record your vote on each matter. If you wish to withhold your vote for any one or more directors, circle and draw a line through the name of each of the directors for whom you wish to withhold your vote. You may withhold authority to vote for all of the directors by placing an X in the box marked WITHHOLD AUTHORITY. You may vote FOR or AGAINST each other item by placing an X in the box appropriately marked. Please note that a vote to ABSTAIN may have the same effect as a vote AGAINST.

                               VOTING SECURITIES

OUTSTANDING VOTING SECURITIES AND RECORD DATE

    The Company has only one class of voting securities outstanding, identified as the Common Stock. Shareholders of record entitled to notice of and to vote at the Meeting have been determined as of the close of business on March 23, 1998 (the "Record Date"), and as of such date 1,651,131 shares were outstanding, all of which will be entitled to vote at the Meeting.

VOTING

    Each shareholder of record is entitled to one vote for each share held on all matters to come before the Meeting, including the election of directors. Abstentions are treated as shares that are present and entitled to vote for purposes of determining a quorum but as not voting for purposes of determining the approval of any matter submitted to the shareholders for a vote.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The Company is of the opinion that there is no person who possesses directly or indirectly the power to direct or cause to direct the management and policies of the Company, nor is it aware of the existence of a group of persons formed for such purpose, whether through the ownership of voting securities, by contract, or otherwise.

    The following sets forth information as of March 23, 1998, pertaining to securities ownership by persons known to the Company to own 5% or more of any class of the Company's voting securities. The information contained herein has been obtained from the Company's records, and from information furnished directly by the individual or entity to the Company.

                                                                                 AMOUNT AND NATURE
                                                                  RELATIONSHIP     OF BENEFICIAL     PERCENTAGE OF
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                           WITH COMPANY     OWNERSHIP(1)          CLASS
----------------------------------------------------------------  ------------  -------------------  -------------
Harold M. Eastridge(2)..........................................     Director           91,626(3)           5.48%
Michael C. Wheeler(2)...........................................     Director           89,186(11)          5.35%

------------------------

(1) Unless otherwise indicated, the beneficial owner of these securities has sole voting and investment powers.

(2) The address for Messrs. Eastridge and Wheeler is c/o California Independent Bancorp, 1227 Bridge Street, Suite C, Yuba City, California 95991.

(3) Includes an option for 22,063 shares which is exercisable within sixty days of the Record Date.

PROPOSAL 1. ELECTION OF DIRECTORS

    The Bylaws of the Company provide that the number of directors of the Company may be no less than seven (7) and no more than thirteen (13) with the exact number to be fixed from time to time by resolution of the Board of Directors. The number of directors is presently fixed at nine (9). Such directors, if elected, shall hold office for a term continuing until the next Annual Meeting and until their successors are duly elected and qualified. Each nominee is at present a member of the Board of Directors of the Company. If any nominee should become unable or unwilling to serve as a director, the proxies will be voted for such person as shall be designated by the Board of Directors to replace the nominee. The Board presently has no knowledge that any of the nominees will be unable or unwilling to serve. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such manner as will assure the election of as many of the nominees listed below as possible.

    The following information is supplied with respect to each person nominated and recommended to be elected by the current Board of Directors of the Company, and is based upon the records of the Company and information furnished to it by the nominees.

                                                                                              AMOUNT AND
                                                                                               NATURE OF
                                                                           DIRECTOR SINCE     BENEFICIAL    PERCENTAGE OF
NAME OF NOMINEE                AGE         RELATIONSHIP WITH COMPANY       (COMPANY/BANK)    OWNERSHIP(1)       CLASS
-------------------------      ---      --------------------------------  -----------------  -------------  -------------
Harold M. Eastridge......          54   Director                               1995/1976          91,626(3)        5.48%

William H. Gilbert.......          58   Director                               1995/1988          53,779(4)        3.22%

Lawrence G. Harris.......          71   Director                               1995/1988          60,291(5)        3.64%

Robert J. Mulder.........          54   President, Chief Executive             1995/1992          46,520(6)        2.75%
                                        Officer and Director

David A. Offutt..........          58   Director                               1995/1976          52,291(7)        3.13%

William K. Retzer........          54   Director                               1995/1979          31,658(8)        1.90%

Ross D. Scott............          70   Director                               1995/1976          29,757(9)        1.79%

Louis F. Tarke...........          70   Director                               1995/1976          50,033(10)        3.01%

Michael C. Wheeler.......          48   Director                               1995/1976          89,186(11)        5.35%

All Executive Officers
  and Directors of the
  Company as a Group (12
  in number).............                                                                        582,260(12)       31.22%

------------------------

 (4) Includes 937 shares in a trust pursuant to which Mr. Gilbert has sole voting and disposition power; 28,419 shares in a trust pursuant to which Mr. Gilbert has shared voting and disposition power; and an option for 19,081 shares which is exercisable within sixty days of the Record Date. Mr. Gilbert disclaims beneficial ownership of 617 of these shares.

 (5) Includes an option for 4,973 shares which is exercisable within sixty days of the Record Date.

 (6) Includes an option for 38,177 shares which is exercisable within sixty days of the Record Date.

 (7) Includes an option for 19,139 shares which is exercisable within sixty days of Record Date.

 (8) Includes an option for 16,431 shares which is exercisable within sixty days of the Record Date.

 (9) Includes an option for 9,524 shares which is exercisable within sixty days of the Record Date.

(10) Includes 18,354 shares in a trust pursuant to which Mr. Tarke has shared voting and disposition power and an option for 8,889 shares which is exercisable within sixty days of the Record Date.

(11) Includes options for 14,563 shares which are exercisable within sixty days of the Record Date and 14,185 shares over which Mr. Wheeler has shared voting and disposition power. Mr. Wheeler disclaims beneficial ownership of 1,009 shares, and 8,700 shares owned by another person over which Mr. Wheeler has voting power.

(12) Includes options for 214,027 shares which are exercisable within sixty days of the Record Date.

    There are no family relationships between any two or more of the directors, officers or persons nominated or chosen by the Board of Directors to become a director or officer. No officer or director of the Company serves as a director of any company required to report under the Securities Exchange Act of 1934 or any investment company registered under the Investment Company Act of 1940.

    Set forth below are brief summaries of the background and business experience of all the directors and persons nominated to become a director of the Company. Unless otherwise indicated, each person has been engaged in the noted occupation with the same entity for more than 5 years.

    HAROLD M. EASTRIDGE is President of the Trident Investment Corporation, a company engaged in real estate development and is President of Feather River Construction, Inc.

    WILLIAM H. GILBERT is Vice President of Gilbert Orchards, Inc., walnut growers.

    LAWRENCE G. HARRIS is a walnut grower.

    ROBERT J. MULDER has been President and Chief Executive Officer of the Bank since 1992 and President and Chief Executive Officer of the Company since 1995. Previously, Mr. Mulder was the Executive Vice President and Senior Loan Administrator of the Bank.

    DAVID A. OFFUTT is an attorney at law.

    WILLIAM K. RETZER has been Chairman, President and Chief Executive Officer of Examen, Inc. since 1992, a firm that performs audits of legal bills.

    ROSS D. SCOTT is a physical therapist and the owner of Scott Center, physical therapy.

    LOUIS F. TARKE is a partner in Tarke Bros. and Anderson, a walnut and rice farm.

    MICHAEL C. WHEELER is General Manager and President of Wheeler Oldsmobile-Cadillac, a car dealership.

RECOMMENDATION OF MANAGEMENT

    THE BOARD OF DIRECTORS INTENDS TO VOTE ALL PROXIES HELD BY IT IN FAVOR OF ELECTION OF EACH OF THE NOMINEES. YOU ARE URGED TO VOTE FOR PROPOSAL 1: TO ELECT THE NINE (9) NOMINEES SET FORTH HEREIN TO SERVE UNTIL THE NEXT ANNUAL MEETING OF SHAREHOLDERS AND UNTIL THEIR RESPECTIVE SUCCESSORS SHALL BE ELECTED AND QUALIFIED.

                INFORMATION PERTAINING TO ELECTION OF DIRECTORS

COMMITTEES OF THE BOARD OF DIRECTORS; DIRECTOR ATTENDANCE

    The Board of Directors maintains the following committees, which perform the following functions and are comprised of the members listed below. The Company's Audit Committee met five times in 1997 and the Bank's Audit Committee, composed of the same persons, met twelve times. The Company does not have a Compensation and Personnel Committee; however, such duties are fulfilled by the Bank's Compensation and Personnel Committee. The information below relates to the Company's Audit Committee and the Bank's Compensation and Personnel Committee.

NAME                                 FUNCTIONS; NUMBER OF MEETINGS IN 1997                     MEMBERS
---------------------------  ------------------------------------------------------  ---------------------------
Audit Committee              Monitors significant accounting policies; approves      Michael C. Wheeler,
                               services rendered by the auditors; reviews audit and  Chairman;
                               management reports; makes recommendations regarding   Harold M. Eastridge;
                               the appointment of independent auditors and the fees  William H. Gilbert; and
                               payable for their services; met five times during     David A. Offutt.
                               1997.

Compensation and Personnel   Sets compensation and determines employee benefits for  David A. Offutt, Chairman;
Committee                      all employees including executive officers; approves  Harold M. Eastridge;
                               promotions to certain levels and recommends           William K. Retzer;
                               promotions above such level to Board of Directors;    Ross D. Scott; and
                               met five times during 1997.                           Michael C. Wheeler

    The Company does not have a nominating committee. The Board of Directors performs the functions of this committee.

    During 1997, the Bank's Board of Directors held twelve regular meetings and two special meetings. Each director attended at least 75% of the aggregate of:
(1) the total number of meetings of the Board of Directors; and (2) the total number of meetings of committees of the Board on which they served.

EXECUTIVE OFFICERS

    Set forth below is certain information as of March 23, 1998, with respect to each executive officer of the Company, not previously discussed.

                                                              POSITIONS AND OFFICES
                                                              WITH THE COMPANY AND                        OFFICER SINCE
NAME                              AGE                               THE BANK                             (COMPANY/BANK)
----------------------------      ---      -----------------------------------------------------------  -----------------
Annette Dier Bertolini......          52   Chief Financial Officer of the Company (1995-present);             1995/1980
                                             Senior Vice President and Chief Financial Officer of the
                                             Bank (1991-present)

Ronald W. Kelly.............          58   Executive Vice President and Loan Administrator of the Bank          --/1986
                                             (1991-present)

Blaine C. Lauhon............          35   Senior Vice President and Senior Credit Officer of the Bank          --/1990
                                             (1996-present); Assistant Loan Administrator of the Bank
                                             (1994-1996); Vice President and Loan Officer of the Bank
                                             (1990-1994)

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth a summary of the compensation paid (for services rendered in all capacities) during the past three fiscal years to the executive officers of the Bank whose annual compensation for 1997 exceeded $100,000. All compensation is presently paid by the Bank.

                                                                                                           LONG-TERM
                                                                                        OTHER ANNUAL     COMPENSATION
                                                                                           COMPEN-          AWARDS
NAME                             POSITION             YEAR       SALARY     BONUS(13)    SATION(14)       OPTIONS(15)
-----------------------  ------------------------     -----     ---------  -----------  -------------  -----------------
Robert J. Mulder.......  President and Chief             1997   $ 130,000   $  15,647     $  18,088            4,363
                         Executive Officer               1996   $ 123,643   $  19,387     $  12,668            5,049
                                                         1995   $ 108,812   $  17,490     $   5,328            4,458

Annette Dier             Senior Vice President           1997   $  83,500   $   7,863     $  21,600            3,000
Bertolini..............  and Chief Financial             1996   $  81,070   $   9.993     $  12,712            3,540
                         Officer                         1995   $  76,977   $   9,107     $  13,645            3,850

Ronald W. Kelly........  Executive Vice President        1997   $  95,439   $   8,184     $  18,232            2,901
                         and Loan Administrator          1996   $  87,728   $  10,284     $   6,416            3,263
                                                         1995   $  80,330   $   9,213     $   5,404            3,308


                          ALL OTHER
                           COMPEN-
NAME                       SATION
-----------------------  -----------
Robert J. Mulder.......   $  36,479(16)
                          $  21,021(16)
                          $  18,922(16)
Annette Dier              $  12,733(17)
Bertolini..............   $  12,265(17)
                          $  10,643(17)
Ronald W. Kelly........   $  19,062(18)
                          $  18,258(18)
                          $  16,118(18)

------------------------

(13) Annual bonuses are paid out over a three year period. The amount reported in the Bonus column represents the part of the bonus earned and paid in the year specified and the part of the bonuses deferred from prior years and paid in the year specified.

(14) No perquisites are reported as Other Annual Compensation as they did not exceed the lesser of $50,000 or 10% of the total of the annual salary and bonus reported for the named executive officer. The amount reported represents reimbursement for taxes in connection with the exercise of stock options.

(15) Includes stock options granted during 1997 and stock options pursuant to a reload feature whereby an optionee who utilizes a cashless exercise to exercise his or her stock options is granted an option for an equal number of shares.

(16) Includes $1,865, $1,490 and $1,184 allocated to Mr. Mulder's ESOP account for 1995, 1996 and 1997; $1,435, $1,617 and $1,524 contributed to Mr.
    Mulder's account in the Bank's 401(k) Plan for 1995, 1996 and 1997; $15,622, $17,914 and $33,771 accrued under a Salary Continuation Agreement for 1995, 1996 and 1997.

(17) Includes $1,021, $1,353 and $1,184 allocated to Mrs. Bertolini's ESOP account for 1995, 1996 and 1997; $1,228, $1,300 and $1,272 contributed to
    Mrs. Bertolini's account in the Bank's 401(k) Plan for 1995, 1996 and 1997; and $8,013, $9,612 and $10,277 accrued under a Salary Continuation Agreement for 1995, 1996 and 1997.

(18) Includes $1,402, $1,207 and $1,062 allocated to Mr. Kelly's ESOP account for 1995, 1996 and 1997; $823, $885 and $717 contributed to Mr. Kelly's account in the Bank's 401(k) Plan for 1995, 1996 and 1997; and $13,893, $16,166 and $17,283 accrued under a Salary Continuation Agreement for 1995, 1996 and 1997.

    During 1997, non-employee directors of the Company received $200 for attending Board meetings and $100 for the first hour and $50 for each additional hour for attending committee meetings.

    During 1997, non-employee directors of the Bank received $1,000 for attending Board meetings, and $200 for the first hour and $50 for each additional hour for attending committee meetings.

    In addition, non-employee directors are granted stock options each year based upon a formula that has allocated one-third of the options to be granted each year to the non-employee directors of the

Company. Options are then further allocated to individual directors based upon the number of meetings attended of the Board of Directors and the committees on which they served. In addition, they receive reimbursement for taxes incurred in connection with the exercise of stock options.

CALIFORNIA INDEPENDENT BANCORP 1989 AMENDED AND RESTATED STOCK OPTION PLAN

    On June 13, 1995, the Company adopted the California Independent Bancorp 1989 Amended and Restated Stock Option Plan ("1989 Plan") which was previously the Feather River State Bank 1989 Stock Option Plan and which sets aside 448,989 shares of no par value Common Stock of the Company for which options may be granted to key, full-time salaried employees and officers of the Company, as well as non-employee directors of the Company.

    The exercise price of all options to be granted under the 1989 Plan must be at least 100% of the fair market value of the Company's Common Stock on the granting date and be paid in full at the time the option is exercised in cash, shares of the Company's Common Stock with a fair market value equal to the purchase price or a combination thereof. Under the 1989 Plan, all options expire no more than ten years after the date of grant.

    In the case of termination of employment or status as a director, no additional options become exercisable, and exercise rights cease after three (3) months and one (1) day unless employment or status as a director is terminated because of death or disability, in which case the option may be exercised for not more than one year following termination. In case of termination of employment for cause, or cessation of status as a director as a result of being removed from office by a bank regulatory authority or by judicial process, exercise rights cease immediately.

    The following table shows information regarding stock options granted during 1997 to the executive officers of the Company.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                  POTENTIAL REALIZABLE
                                                        INDIVIDUAL GRANTS                           VALUE AT ASSUMED
                                  --------------------------------------------------------------    ANNUAL RATES OF
                                     NUMBER OF                                                        STOCK PRICE
                                    SECURITIES       % OF TOTAL                                     APPRECIATION FOR
                                    UNDERLYING     OPTIONS GRANTED                                    OPTION TERM
                                  OPTIONS GRANTED  TO EMPLOYEES IN    EXERCISE      EXPIRATION    --------------------
NAME                                    (#)          FISCAL YEAR    PRICE ($/SH)       DATE        5% ($)     10% ($)
--------------------------------  ---------------  ---------------  -------------  -------------  ---------  ---------
Robert J. Mulder................         3,949            15.75%      $   24.00    Jan. 14, 2007  $ 154,381  $ 245,821
                                           414                        $   28.50    Aug. 21, 2007  $  19,219  $  30,603

Annette Dier Bertolini..........         2,500            10.85%      $   24.00    Jan. 14, 2007  $  97,734  $ 155,622
                                           506                        $   28.50     May 15, 2007  $  23,490  $  37,404

Ronald W. Kelly.................         2,500            10.47%      $   24.00    Jan. 14, 2007  $  97,734  $ 155,622
                                           401                        $   28.50    Aug. 21, 2007  $  18,616  $  29,642

    The following table shows information regarding stock options exercised during 1997 by the executive officers of the Company and the value at December 31, 1997 of unexercised options held by such persons:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                                       NUMBER OF SECURITIES        VALUE OF
                                                                            UNDERLYING            UNEXERCISED
                                                                        UNEXERCISED OPTIONS      IN-THE-MONEY
                                                                        AT FISCAL YEAR-END        OPTIONS AT
                                                                                (#)           FISCAL YEAR-END ($)
                                             SHARES                    ---------------------  -------------------
                                           ACQUIRED ON      VALUE          EXERCISABLE/          EXERCISABLE/
NAME                                      EXERCISE (#)   REALIZED ($)      UNEXERCISABLE         UNEXERCISABLE
----------------------------------------  -------------  ------------  ---------------------  -------------------
Robert J. Mulder........................        2,000     $   45,220          38,177/-0-        $   392,847/-0-

Annette Dier Bertolini..................        2,400     $   54,000          22,991/-0-        $   221,324/-0-

Ronald W. Kelly.........................        2,000     $   45,580          23,809/-0-        $   238,129/-0-

CALIFORNIA INDEPENDENT BANCORP 1996 STOCK OPTION PLAN

    On April 9, 1996, the Company adopted the California Independent Bancorp 1996 Stock Option Plan ("1996 Plan") which sets aside 156,504 shares of no par value Common Stock of the Company for which options may be granted to key, full-time salaried employees and officers of the Company, as well as non-employee directors of the Company.

    The exercise price of all options to be granted under the 1996 Plan must be at least 100% of the fair market value of the Company's Common Stock on the granting date and be paid in full at the time the option is exercised in cash, shares of the Company's Common Stock with a fair market value equal to the purchase price or a combination thereof. Under the 1996 Plan, all options expire no more than ten years after the date of grant.

    In the case of termination of employment or status as a director, no additional options become exercisable, and exercise rights cease after three (3) months and one (1) day unless employment or status as a director is terminated because of death or disability, in which case the option may be exercised for not more than one year following termination. In case of termination of employment for cause, or cessation of status as a director as a result of being removed from office by a bank regulatory authority or by judicial process, exercise rights cease immediately.

EXECUTIVE SALARY CONTINUATION AGREEMENTS

    On April 28, 1993, Messrs. Mulder and Kelly and Mrs. Bertolini (singularly the "Executive") each entered into an Executive Salary Continuation Agreement ("Agreements") with the Bank. The Agreements provide that if the Executive continues to be employed by the Bank at least until he or she reaches age 65, upon retirement the Executive will receive an annual retirement benefit. Upon the Executive's retirement, the Bank will pay an annual amount of $63,000, $33,000 and $42,000 to Messrs. Mulder and Kelly and Mrs. Bertolini, respectively, payable monthly for a period of 180 months following such retirement, subject to certain conditions set forth in the Agreements.

    If the Executive has been employed by the Bank for a period of at least 4 continuous years, and the Executive's employment is terminated by the Bank without cause, the Executive will be considered to be vested in 30% of the total amount he or she would otherwise receive and will become vested in an additional 10% for each succeeding year until he or she becomes 100% vested. In the event of a change in control of the Bank, the Executive will become fully vested and, if his or her employment is terminated as a result of said change in control, will be entitled to the full amount as a severance payment.

    On February 4, 1997, the Bank entered into an additional Executive Salary Continuation Agreement ("Additional Agreement") with Mr. Mulder. The terms of the Additional Agreement for Mr. Mulder provide for a benefit of $40,100 annually if Mr. Mulder continues to be employed by the Bank at least until he reaches age 65. The terms of the Additional Agreement are the same as Mr. Mulder's original Executive Salary Continuation Agreement described above.

    The Bank purchased single premium life insurance policies on Messrs. Mulder and Kelly and Mrs. Bertolini in order to assist in meeting its obligations under the Agreements and to indemnify the Bank against loss. The Bank is named as owner and beneficiary under each of the insurance policies.

FEATHER RIVER STATE BANK EMPLOYEE STOCK OWNERSHIP PLAN

    The Board of Directors of the Bank adopted the Feather River State Bank Employee Stock Ownership Plan ("ESOP"), effective as of January 1, 1989, to be funded by annual contributions by the Bank, to be invested primarily in the Company's Common Stock. The purpose of the ESOP is to reward employees for long and loyal service by providing them with retirement benefits. During 1995, the Bank amended the ESOP to add 401(k) provisions. Under the ESOP, there is both a purchase of the Company's Common Stock for the account of employees as part of the employee stock ownership provision and a contribution by the Bank, and an opportunity for employee contributions and matching under the 401(k) provisions. During 1997, the Bank made a matching contribution of $35,000 under the 401(k) provisions.

    The ESOP's Trustees are three officers of the Bank. During 1995, the Bank borrowed $200,000 from United ComServe, a non-profit corporation and has agreed to make an annual contribution sufficient in amount to make five annual principal payments of $40,000 plus quarterly interest payments based upon an interest rate of prime minus 1/2%.

    All employees who have completed six months of service with the Bank and are at least 21 years of age are eligible to participate in the ESOP. An employee or his or her beneficiary is entitled to the full amount of the employee's account balance in the event of the employee's normal retirement at age 65; early retirement at age 55 and having completed 7 years of service; or his or her death. In the event of an employee's termination of employment for any reason other than retirement or death, the employee shall only be entitled to the vested percentage of the employee's account balance.

DIRECTOR'S DEFERRED COMPENSATION

    On July 19, 1994, the Bank entered into a Deferred Compensation Agreement with William H. Gilbert, a director of the Company. Under the Deferred Compensation Agreement, Mr. Gilbert has elected to defer $1,000 per month of the director's fees to which he is entitled. He may change this election prior to January 1 of any year for the upcoming year. Interest on the amount deferred is credited at a rate equal to the prime rate as published in The Wall Street Journal on the last day of the preceding year.

    Upon attainment of age 66 and twelve years of service as a director of the Bank from the date of the Deferred Compensation Agreement, Mr. Gilbert will be entitled to payments of $29,416 per year for 15 years in lieu of the amount that he has deferred plus the interest accrued thereon ("Deferral Account Balance"). In the event that Mr. Gilbert no longer serves as a director of the Bank prior to attaining age 66, is disabled or there is a change of control of the Bank, he will be entitled to the Deferral Account Balance in lieu of any other benefit. In the event of Mr. Gilbert's death, his beneficiary will be entitled to payments of $29,416 per year for 15 years.

    Under the Deferred Compensation Agreement, Mr. Gilbert is a general unsecured creditor of the Bank. The Bank has purchased an insurance policy on the life of Mr. Gilbert to enable the Bank to make payments as required by the Deferred Compensation Agreement.

INDEBTEDNESS OF MANAGEMENT AND OTHER TRANSACTIONS

    The Company has had and expects to have in the future, banking transactions in the ordinary course of its business with its directors, executive officers, principal shareholders, and their associates, on substantially the same terms, including interest rates and collateral on loans comparable to transactions with others, and such transactions did not involve more than the normal risks of collectibility or present other unfavorable features.

    In 1997, the Company paid a total of $37,364 to Trident Property Management for its services for property management, maintenance and repairs to the Company's properties and also for maintenance and repairs to other real estate owned (OREO) properties owned by the Company. Harold M. Eastridge, a director of the Company, is President of Trident Property Management.

    In 1997, the Company paid a total of $14,495 to Feather River Construction, Inc., to remodel a portion of the Bank's Administrative offices. Harold M. Eastridge, a director of the Company, is President of Feather River Construction, Inc.

    In 1997, Dale L. Green, Inc., general contractors was paid $427,623 to remodel the Company's Real Estate office, Administrative offices and Note Department. Dale L. Green is Chief Financial Officer of Dale L. Green, Inc. Mr. Green retired as a director of the Company effective June 30, 1997. He served as a Director Emeritus of the Bank until December 31, 1997.

    In 1997, the Bank purchased two vehicles from Wheeler Oldsmobile-Cadillac for a total of $69,803. In addition, the Bank paid the automobile dealership $1,513 for maintenance on the two vehicles. Michael C. Wheeler, a director of the Company, is General Manager and President of Wheeler Oldsmobile-Cadillac.

    In February 1998, the Bank entered into an agreement with Examen, Inc. to perform services relating to legal cost management, audit and other matters concerning legal services provided by outside law firms to the Company. The services under such agreement will be rendered on an hourly basis if and as requested by the Company. To date, no such services have been requested or provided pursuant to such agreement. William K. Retzer a director of the Company, is Chairman, President and Chief Executive Officer of Examen, Inc.

PERFORMANCE GRAPH

    As part of the proxy statement disclosure requirements mandated by the Securities and Exchange Commission, the Company is required to provide a five-year comparison of the cumulative total stockholder return on its Common Stock with that of a broad equity market index and either a published industry index or a Company-constructed peer group index.

    The following chart compares the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock during the five years ended December 31, 1997 with the cumulative total return on the NASDAQ Total Return Index and the SNL Securities, Inc. Bank Index for banks with between $250 million to $500 million in asset size. The comparison assumes $100 was invested on December 31, 1992 in the Company's Common Stock and in each of the foregoing indices and the reinvestment of dividends.

    There can be no assurance as to future trends in the cumulative total return of the Company's Common stock or of the following indices. The Company does not make or endorse any predictions as to future stock performance.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

 CALIFORNIA INDEPENDENT BANCORP

Total Return Performance
Index Value
                                    California Independent Bancorp      NASDAQ-Total US       SNL $250M-$500M Bank Index
12/31/92                                                    100.00               100.00                           100.00
12/31/93                                                    115.69               114.80                           131.14
12/31/94                                                    165.01               112.21                           141.49
12/31/95                                                    164.26               158.70                           190.95
12/31/96                                                    223.57               195.19                           247.94
12/31/97                                                    237.59               239.53                           428.83

                                                                                 PERIOD ENDING
                                                  ----------------------------------------------------------------------------
INDEX                                              12/31/92     12/31/93     12/31/94     12/31/95     12/31/96     12/31/97
------------------------------------------------  -----------  -----------  -----------  -----------  -----------  -----------
California Independent Bancorp..................      100.00       115.69       165.01       164.26       223.57       237.59
NASDAQ--Total US................................      100.00       114.80       112.21       158.70       195.19       239.53
SNL $250M TO $500M Bank Index...................      100.00       131.14       141.49       190.95       247.94       428.83

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and any person who owns more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the best knowledge of the Company, no person owns ten percent or more of the Company's Common Stock.

    Based solely on its review of the copies of such forms received by it, or written representations from certain persons that no Form 5 was required to be filed, the Company believes that for the period from January 1, 1997 through December 31, 1997, its officers and directors complied with all applicable filing requirements.

                        REPORT ON EXECUTIVE COMPENSATION

THE COMPENSATION AND PERSONNEL COMMITTEE

    The following report is made by the Compensation and Personnel Committee of the Board of Directors of the Bank (the "Committee") since executive officer compensation is paid primarily by the Bank.

    The Committee makes recommendations on executive compensation annually to the Board of Directors of the Bank. Among other responsibilities, the function of the Committee is to analyze, review and recommend to the Board annually, an executive compensation program that covers the executive officers of the Company named in the Summary Compensation Table.

    The Committee has also considered the tax law limitation of deductibility of executive compensation of $1,000,000 per executive for publicly held corporations. The Committee does not believe that this limitation will affect the Company as it does not anticipate that its executives' compensation will approach this limit.

COMPENSATION PHILOSOPHY

    The Company's compensation philosophy is to provide executive officers with compensation that is competitive with that paid by industry peers consisting of banks located in Northern California of similar asset size, financial performance and marketing strategy.

CORPORATE PERFORMANCE FACTORS

    It is the policy of the Committee to determine the components of executive compensation principally upon the basis of corporate performance. Among the performance factors considered by the Committee are profitability, capital levels and asset quality (non-performing assets, loan delinquencies and loan charge-offs), net interest margin, Return on Average Assets and Return on Average Equity. In considering these factors, the Committee does not assign any quantitative weight to the factors considered but considers all the factors taken together.

INDIVIDUAL PERFORMANCE FACTORS

    Annual increases to an executive officer's base salary are determined, in part, based on the officer's responsibilities.

COMPENSATION--SALARIES AND BONUS AWARDS

    The Committee decides upon the salary for each executive officer, based on its review of industry peer group data for both corporate performance and compensation, and evaluations of the performance of each executive officer. Industry peer group data for compensation is obtained from regulatory agencies and industry trade groups.

    Incentive compensation is determined pursuant to a formula that is established before the fiscal year begins and is based upon the Company's budget forecast for the fiscal year and the achievement of earnings of at least 95% of budget and up to 120% of the budgeted amount for the year for net income.

CHIEF EXECUTIVE OFFICER COMPENSATION

    Robert J. Mulder serves as the President and Chief Executive Officer of the Company and the Bank.

    Mr. Mulder's salary is based upon his performance and a review of industry peer group data. See "Compensation--Salaries and Bonus Awards."

    Mr. Mulder's incentive compensation is based upon the achievement of profitability as measured by the Company's budget forecast for the fiscal year. See "Compensation--Salaries and Bonus Awards."

       Feather River State Bank
       Compensation and Personnel Committee:
       David A. Offutt, Chairman
       Harold M. Eastridge
       William K. Retzer
       Ross D. Scott
       Michael C. Wheeler

THE COMPENSATION AND PERSONNEL COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Committee is comprised of five outside Directors. None of these individuals is or has been employed as an officer or employee of the Company or the Bank or any of its subsidiaries.

PROPOSAL 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors has selected and appointed Arthur Andersen LLP, independent public accountants, to examine the financial statements of the Company for the year ending December 31, 1998. In recognition of the important role of the independent public accountants, the Board of Directors has determined that its selection of the independent public accountants should be submitted to the shareholders for review and ratification on an annual basis. Arthur Andersen LLP has served as the Company's independent public accountants since 1986. If ratified, Arthur Andersen LLP will serve as the independent certified public accountant for the Company and the Bank.

    In the event the appointment is not ratified through the affirmative vote of a majority of the outstanding shares, the adverse vote will be deemed to be an indication to the Board of Directors that it should consider selecting other independent certified public accountants for 1999. Because of the difficulty and expense of making any substitution of auditors after the beginning of the current year, it is the intention of the Board of Directors that the appointment of Arthur Andersen LLP for the year 1998 will stand unless for other reasons the Board of Directors deems it necessary or appropriate to make a change. The Board of Directors also retains the power to appoint another independent public accountant to replace an independent public accountant ratified by the shareholders in the event the Board of Directors determines that the interests of the Company require such a change.

    A representative of Arthur Andersen LLP is expected to be present at the Meeting, will be provided the opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions of shareholders.

RECOMMENDATION

    THE BOARD OF DIRECTORS INTENDS TO VOTE ALL PROXIES HELD BY IT IN FAVOR OF RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP TO AUDIT THE FINANCIAL STATEMENTS OF THE COMPANY AND THE BANK AND URGES YOU TO VOTE FOR PROPOSAL 2.

PROPOSAL 3. OTHER MATTERS

    Management is not aware of any other matters to come before the Meeting. If any other matter not mentioned in this Proxy Statement is brought before the Meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

                             SHAREHOLDER PROPOSALS

    Any shareholder desiring to submit a proposal for action at the 1999 Annual Meeting of Shareholders which is desired to be presented in the Company's Proxy Statement with respect to such meeting, should submit such proposal to the Company at its principal place of business no later than January 20, 1999. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934, and other laws and regulations to which interested parties should refer.

                                          By Order of the Board of Directors,

                                          /s/  ANNETTE DIER BERTOLINI
                                          --------------------------------------

                                          Annette Dier Bertolini, SECRETARY

April 3, 1998
Yuba City, California

                                     PROXY

                         CALIFORNIA INDEPENDENT BANCORP
   SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 20, 1998

    The undersigned holder of Common Stock acknowledges receipt of a copy of the Notice of Annual Meeting of Shareholders of California Independent Bancorp and the accompanying Proxy Statement dated April 3, 1998, and, revoking any Proxy heretofore given, hereby constitutes and appoints David A. Offutt, Louis F. Tarke and William H. Gilbert, and each of them, with full power of substitution, as attorneys and proxies to appear and vote all of the shares of Common Stock of California Independent Bancorp, a California corporation, standing in the name of the undersigned which the undersigned could vote if personally present and acting at the Annual Meeting of Shareholders of California Independent Bancorp, to be held at Feather River State Bank, 777 Colusa Avenue, Yuba City, California, on Wednesday, May 20, 1998 at 6:00 P.M. or at any adjournment thereof, upon the following items as set forth in the Notice of Meeting and Proxy Statement and to vote according to their discretion on all matters which may be properly presented for action at the meeting or any adjournments thereof. All properly executed proxies will be voted as indicated.

    UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE FOLLOWING
    ITEMS:

    1. To elect as directors the nominees set forth below:

      / / FOR all nominees listed below (except as marked to the contrary below).

      / / WITHHOLD AUTHORITY to vote for all nominees listed below.

    INSTRUCTION:

To withhold authority to vote for any individual nominee, circle and initial the nominee's name in the list below:

H. Eastridge, W. Gilbert, L. Harris, R. Mulder, D. Offutt, W. Retzer, R. Scott,
                            L. Tarke and M. Wheeler.

                        (CONTINUED ON THE REVERSE SIDE)

    2. To approve the proposal to ratify the appointment of Arthur Andersen LLP as independent public accountants for the Company's 1998 fiscal year.

       / / FOR                  / / AGAINST                  / / ABSTAIN

    3. To transact such other business as may properly come before the meeting.

       / / FOR                  / / AGAINST                  / / ABSTAIN

    WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE SIGN AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE.

    THIS PROXY IS SOLICITED BY AND ON THE BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND DISCRETIONARY AUTHORITY WILL BE GRANTED AS TO PROPOSAL 3.
                                                 _______________________________
                                                            Signature
                                                 _______________________________
                                                            Signature
                                                 Date __________________________
                                                 I/WE do / / or; I/WE do not / /
                                                 expect to attend this meeting.

PLEASE DATE AND SIGN EXACTLY AS YOUR NAME(S) APPEAR ABOVE. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE. IF MORE THAN ONE TRUSTEE, ALL SHOULD SIGN. ALL JOINT OWNERS SHOULD SIGN.